SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               November 15, 2000



                        NORTHWEST AIRLINES CORPORATION
                    (formerly Newbridge Parent Corporation)
              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                                    0-23642
                           (Commission File Number)

                                  41-1905580
                       (IRS Employer Identification No.)

                 2700 Lone Oak Parkway, Eagan Minnesota 55121
              (Address of Principal Executive Offices) (Zip Code)

                                (612) 726-2111
             (Registrants' Telephone Number, Including Area Code)

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Item 5.   Other Events.

     On November 15, 2000 Northwest Airlines Corporation and certain of its affiliates (collectively, "Northwest") executed various agreements (the "Continental Agreements") with Continental Airlines, Inc. ("Continental") under which Continental will, among other things, repurchase most of the Class A common stock of Continental (which has ten votes per share) owned by Northwest, reclassify the remaining shares of Class A common stock into Class B common stock of Continental (which has one vote per share), make other adjustments to Continental's corporate and alliance relationship with Northwest and issue to Northwest a share of Preferred Stock with certain blocking rights as described below (collectively, the "Continental Transaction"). Under the Continental Agreements, Continental and Northwest have agreed to support an adjournment of United States of America v. Northwest Airlines Corp. and Continental Airlines, Inc., Civil Action No. 98-74611, pending in the United States District Court for the Eastern District of Michigan (the "DOJ lawsuit"), pending closing of the Continental Transaction and to seek dismissal of the DOJ litigation upon or promptly after the closing. The Continental Agreements will, among other matters, effect the following:

     Repurchase and Reclassification. Continental will repurchase from Northwest 6,685,279 shares of Class A common stock for $450 million in cash (the "Repurchase"). Immediately thereafter, the remaining 1,975,945 shares of Class A common stock held by Northwest (as well as all other outstanding shares of Class A common stock of Continental) will be reclassified into 2,608,247 shares of Class B common stock of Continental at an exchange ratio of 1.32 shares of Class B common stock per share of Class A common stock as part of the reclassification described below (the "Reclassification").

     Continental Alliance. The existing alliance agreement between Continental and Northwest (the "Alliance Agreement") will be amended to extend its term through December 31, 2025 and to add additional termination rights (principally related to changes of control of Northwest or Continental involving third party major air carriers and certain other changes of control, as defined in the Preferred Stock and described below, and to certain redemptions of the Preferred Stock).

     Preferred Stock. In connection with the amendment to the Alliance Agreement, Continental will issue Northwest one share of a new series of preferred stock (the "Preferred Stock") for a nominal price. The Preferred Stock will give Northwest the right to block, during the term of the Alliance Agreement or, if earlier, until the Preferred Stock becomes redeemable, (i) certain business combinations and similar change of control transactions involving Continental and a third party major air carrier with respect to which the stockholders of Continental are entitled to vote, (ii) certain amendments to Continental's rights plan (or certain redemptions of rights

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thereunder), (iii) any dividend or distribution of all or substantially all of Continental's airline assets, and (iv) certain reorganizations and restructuring transactions involving Continental. The Preferred Stock will be redeemable by Continental at a nominal price (and the blocking rights eliminated) (i) if Northwest transfers or encumbers the Preferred Stock, (ii) if there is a change of control of Northwest as defined in the Preferred Stock, unless previously consented to by Continental, (iii) on expiration or termination of the Northwest Alliance (other than as a result of a breach by Continental), or (iv) if Northwest materially breaches its standstill obligations (referred to below) to Continental or triggers Continental's rights agreement.

     Change of Control. Under the terms of the Preferred Stock, a change of control of Continental or Northwest means, among other things, (i) a merger, reorganization, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or similar transaction with a third party major air carrier, the acquisition by a third party major air carrier of 25% or more of the relevant carrier's capital stock or voting power, or the acquisition by the relevant carrier of 25% or more of the capital stock or voting power of a third party major air carrier,
(ii) the liquidation or dissolution of Continental or Northwest, (iii) the sale, transfer or other disposition of all or substantially all of the relevant carrier's airline assets to a third party major air carrier, whether in a single transaction or series of transactions, (iv) the sale, transfer or other disposition of all or substantially all of Continental's transatlantic or Latin American route network, or Northwest's transpacific route network,
(v) the acquisition by a third party major air carrier of 25% or more of the capital stock or voting power of the relevant carrier, (vi) the acquisition by the relevant carrier of airline assets and associated employees, which airline assets would have on a pro forma basis annual passenger revenues of more than $1 billion, or (vii) the execution by the relevant carrier of bona fide definitive agreements with respect to any of the foregoing. The Preferred Stock also provides that commercial cooperation agreements, which consist of certain code sharing agreements, joint ventures or similar arrangements, will not constitute a change of control of the relevant carrier under certain circumstances.

     Standstill Agreement. Continental and Northwest have entered into a standstill agreement that contains standstill and conduct restrictions substantially similar to those currently contained in the corporate governance agreement between the parties, except the percentage of Continental equity permitted to be owned by Northwest will be adjusted downward to reflect its holdings following the Repurchase and Reclassification and any subsequent dispositions by Northwest of Continental common stock, subject to adjustment upward thereafter if the number of shares of Continental's common stock outstanding decreases.


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

     Rights Agreement. Continental's rights agreement will be amended to take into account the effects of the Reclassification and the Repurchase, and to eliminate Northwest as an "Exempt Person."

     Charter Amendment. At a special meeting of Continental stockholders, the charter of Continental will be amended, effective immediately following the Repurchase, to (i) reclassify the Class A common stock pursuant to the Reclassification, (ii) eliminate all references to Class A and Class D common stock, (iii) eliminate the special rights of a Northwest affiliate that currently owns Class A common stock, and (iv) provide that until the Preferred Stock becomes redeemable, Continental will not, without the consent of Northwest, amend its rights agreement or redeem the rights thereunder unless such amendment or redemption does not permit a third party major air carrier to enter into a particular transaction without becoming an "Acquiring Person" in such transaction where, but for such amendment or redemption, such air carrier would have otherwise become an Acquiring Person under the rights agreement.

     Governance Agreement and Supplemental Agreement. The corporate governance agreement between the parties and the related supplemental agreement will each be terminated at the closing of the transactions.

     In connection with the execution of the Continental Agreements, Continental has agreed to purchase and terminate at closing the "rights of offer and re-offer" of 1992 Air, Inc. covering the Continental common stock owned by Northwest for $10 million in cash (or, at Continental's election, $11 million of Class B common stock, valued on a 20-day trailing average basis).

     Continental will call a special meeting of stockholders to vote on the Reclassification and related charter amendments. Under the Continental Agreements, Northwest has agreed to vote its shares of Class A common stock for each of these proposals, and Northwest has sufficient votes to ensure that they are approved.

     Consummation of the Continental Transaction is subject to certain closing conditions, including review of the alliance agreement amendment by the Department of Transportation. The parties currently anticipate closing the Continental Transaction in approximately two months.










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

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits

99.1 Omnibus Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, Northwest Airlines, Inc. and Air Partners, L.P. (incorporated by reference to
Exhibit 99.2 to Continental Airlines, Inc.'s Current Report on Form 8-K, filed November 16, 2000 ("Continental's Form 8-K"))

99.2 Amended and Restated Certificate of Incorporation of Company
(incorporated by reference to Exhibit 99.3 to Continental's Form 8-K)

99.3 Certificate of Designations of Series B Preferred Stock (incorporated by reference to Exhibit 99.4 to Continental's Form 8-K)

99.4 Termination of Northwest Airlines/Air Partners Voting Trust dated as of November 15, 2000 among the Company and Northwest Airlines Corporation (incorporated by reference to Exhibit 99.5 to Continental's Form 8-K)

99.5 Termination of Amended and Restated Governance Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Corporation and Northwest Airlines Holdings Corporation (incorporated by reference to Exhibit
99.6 to Continental's Form 8-K)

99.6 Termination of Supplemental Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Corporation and Northwest Airlines Holdings Corporation (incorporated by reference to Exhibit 99.7 to Continental's Form 8-K)

99.7 Standstill Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Holdings Corporation, Northwest Airlines Corporation and Northwest Airlines, Inc. (incorporated by reference to Exhibit 99.8 to Continental's Form 8-K)

99.8 Amendment to Amended and Restated Registration Rights Agreement dated as of November 15, 2000 among the Company, Air Partners, L.P., and Northwest Airlines Corporation (incorporated by reference to Exhibit 99.9 to Continental's Form 8-K)

99.9 Reoffer Purchase Agreement dated as of November 15, 2000 among the Company, 1992 Air, Inc., Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, and Air Partners, L.P. (incorporated by reference to
Exhibit 99.10 to Continental's Form 8-K)

99.10 Amended and Restated Rights Agreement dated as of November 15, 2000 between the Company and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.11 to Continental's Form 8-K)

99.11 Irrevocable Instruction Pursuant to Voting Trust Agreement
(incorporated by reference to Exhibit 99.12 to Continental's Form 8-K)

99.12 Form of Transfer Restriction Agreement (incorporated by reference to
Exhibit 99.13 to Continental's Form 8-K)







































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

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  NORTHWEST AIRLINES CORPORATION

                                  By:    /s/ Douglas M. Steenland
                                         -----------------------------
                                  Name:  Douglas M. Steenland
                                  Title: Executive Vice President,
                                         General Counsel and Secretary


December 1, 2000































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

                                 EXHIBIT INDEX



EXHIBIT
NUMBER               DESCRIPTION
-------              -----------

99.1 Omnibus Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, Northwest Airlines, Inc. and Air Partners, L.P. (incorporated by reference to
Exhibit 99.2 to Continental Airlines, Inc.'s Current Report on Form 8-K, filed November 16, 2000 ("Continental's Form 8-K"))

99.2 Amended and Restated Certificate of Incorporation of Company
(incorporated by reference to Exhibit 99.3 to Continental's Form 8-K)

99.3 Certificate of Designations of Series B Preferred Stock (incorporated by reference to Exhibit 99.4 to Continental's Form 8-K)

99.4 Termination of Northwest Airlines/Air Partners Voting Trust dated as of November 15, 2000 among the Company and Northwest Airlines Corporation (incorporated by reference to Exhibit 99.5 to Continental's Form 8-K)

99.5 Termination of Amended and Restated Governance Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Corporation and Northwest Airlines Holdings Corporation (incorporated by reference to Exhibit
99.6 to Continental's Form 8-K)

99.6 Termination of Supplemental Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Corporation and Northwest Airlines Holdings Corporation (incorporated by reference to Exhibit 99.7 to Continental's Form 8-K)

99.7 Standstill Agreement dated as of November 15, 2000 among the Company, Northwest Airlines Holdings Corporation, Northwest Airlines Corporation and Northwest Airlines, Inc. (incorporated by reference to Exhibit 99.8 to Continental's Form 8-K)

99.8 Amendment to Amended and Restated Registration Rights Agreement dated as of November 15, 2000 among the Company, Air Partners, L.P., and Northwest Airlines Corporation (incorporated by reference to Exhibit 99.9 to Continental's Form 8-K)

99.9 Reoffer Purchase Agreement dated as of November 15, 2000 among the Company, 1992 Air, Inc., Northwest Airlines Corporation, Northwest Airlines

Holdings Corporation, and Air Partners, L.P. (incorporated by reference to
Exhibit 99.10 to Continental's Form 8-K)

99.10 Amended and Restated Rights Agreement dated as of November 15, 2000 between the Company and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.11 to Continental's Form 8-K)

99.11 Irrevocable Instruction Pursuant to Voting Trust Agreement
(incorporated by reference to Exhibit 99.12 to Continental's Form 8-K)

99.12 Form of Transfer Restriction Agreement (incorporated by reference to
Exhibit 99.13 to Continental's Form 8-K)




































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